UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements

As previously disclosed, on September 13, 2011, Discover Card Execution Note Trust and Discover Bank entered into an Underwriting Agreement with respect to notes to be issued by Discover Card Execution Note Trust in one or more series, classes and tranches (the “Underwriting Agreement”), and a Terms Agreement with respect to the issuance of $800,000,000 principal amount of Class A(2011-3) DiscoverSeries Notes of Discover Card Execution Note Trust (the “Class A(2011-3) Terms Agreement”), each with Barclays Capital Inc. and Credit Suisse Securities (USA) LLC.

On September 19, 2011, Discover Card Execution Note Trust and Discover Bank entered into an Amendment No. 1 to Terms Agreement and Underwriting Agreement (the “Amendment”) with Barclays Capital Inc. and Credit Suisse Securities (USA) LLC. A copy of the Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description	Page

Exhibit 1.1	Amendment No. 1 to Terms Agreement and Underwriting Agreement, dated September 19, 2011, among Discover Card Execution Note Trust, Discover Bank, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, excluding Annexes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: September 19, 2011	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

Exhibit 1.1	Amendment No. 1 to Terms Agreement and Underwriting Agreement, dated September 19, 2011, among Discover Card Execution Note Trust, Discover Bank, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, excluding Annexes